Exhibit 4.1

EXECUTION COPY

HILLTOP HOLDINGS INC.

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of April 9, 2015

5.00% Senior Notes due 2025

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section

310	11.01
(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.03; 7.08; 7.10
311	11.01
(a)	7.11
(b)	7.11
312	11.01
(a)	2.06
(b)	11.03
(c)	11.03
313	11.01
(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	7.06
314	11.01
(a)	4.02; 4.04
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315	11.01
(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.02
(e)	6.12
316	11.01
(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04
317	2.05; 6.09; 6.10; 11.01

318(a)	11.01

N.A. means Not Applicable

Note:      This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

i

INDENTURE, dated as of April 9, 2015, by and between HILLTOP HOLDINGS INC., a Maryland corporation, as issuer (together with its successors and assigns, the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (as defined below).

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                        Definitions.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited principal amount of Notes having identical terms and conditions to the Initial Notes issued pursuant to Article Two, except for issue date, issue price and first Interest Payment Date.

“Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

“Agent” means any Registrar, Paying Agent or agent for service of notices and demands.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Bank” means (i) any institution organized under the laws of the United States of America, any State of the United States of America, the District of Columbia, any territory of the United States, Puerto Rico, Guam, American Samoa or the Virgin Islands which (a) accepts deposits that the depositor has a legal right to withdraw on demand and (b) engages in the business of making commercial loans and (ii) any trust company organized under any of the foregoing laws.

“Bank Subsidiary” means a Subsidiary that is a Bank.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified pursuant to an Officer’s Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law to close.

“Clearstream” means Clearstream Banking, société anonyme.

“Constituent Bank Subsidiary” means any Bank Subsidiary that has consolidated assets equal to 35% or more of the consolidated assets of the Issuer and its Subsidiaries as determined from the most recent consolidated statement of financial condition of the Issuer and its Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 13737 Noel Road, Suite 800, Dallas, Texas 75240, or such other office, designated by the Trustee by written notice to the Issuer, at which any particular time its corporate trust business shall be administered.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event which, after notice or lapse of time or both, would become an Event of Default.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.16(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

“Exchange Offer” means the offer by the Issuer, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means any registered holder, from time to time, of the Notes.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” means the 5.00% Senior Notes due 2025 issued on the Issue Date.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Sandler O’Neill & Partners, L.P. and Barclays Capital Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“interest” means, with respect to the Notes, interest on the Notes (including Additional Interest, if any).

“Interest Payment Dates” means each April 15 and October 15, commencing October 15, 2015.

“Issue Date” means April 9, 2015, the date on which the Notes are originally issued.

“Issuer” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes, the Exchange Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Offering Memorandum” means the offering memorandum, dated as of April 6, 2015, relating to the offering of the Notes.

“Officer” means any of the following of the Issuer:  the Chairman of the Board of Directors, the Chief Executive Officer, the Principal Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by Section 11.05 and delivered to the Trustee.  Such legal counsel may be an employee of or counsel to the Issuer.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement, dated as of April 6, 2015, between the Issuer and Sandler O’Neill & Partners, L.P. and Barclays Capital Inc., as the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuer and the Persons purchasing such Additional Notes.

“Qualified Institutional Buyer” or “QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date, between the Issuer and Sandler O’Neill & Partners, L.P. and Barclays Capital Inc., as the Initial Purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Period,” with respect to any Notes, means the period through and including the 40th day after the later of the issue date with respect to such Notes and the last date that the Issuer or any of its affiliates was the owner of such Notes or any predecessor of the Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold inside the United States to QIBs in reliance on Rule 144A.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC under the Securities Act (as such rule is in effect on the Issue Date).

“Subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding Voting Stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or by one or more of the Issuer’s other Subsidiaries.  Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Transfer Restricted Note” means any Note that bears or is required to bear the legend set forth in Section 2.16(e) hereto.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“United States” means the United States of America (including the states thereof and the District of Columbia) and its territories and possessions.

“U.S. Government Obligations” means (1) direct obligations of the United States of America or of an agency or instrumentality of the United States of America, in either case the timely payment of which is guaranteed as a full faith and credit obligation of the United States of America and that is not callable or redeemable by the issuer thereof; and (2) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such obligation referred to immediately above or a specific payment of principal of or interest on any such obligation referred to immediately above held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the any such obligation referred to immediately above or the specific payment of principal of or interest on the any such obligation referred to immediately above evidenced by such depository receipt.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.

“Voting Stock” means stock having voting power for the election of directors or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

“Wholly Owned Subsidiary” means a Subsidiary of which all of the outstanding Voting Stock (other than directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is at the time, directly or indirectly, owned by the Issuer, or by one or more Wholly Owned Subsidiaries or by the Issuer and one or more Wholly Owned Subsidiaries.

SECTION 1.02.                                        Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section

“Agent Members”	2.02(c)(ii)
“Covenant Defeasance”	9.03
“Event of Default”	6.01
“Exchange Global Note”	2.02(b)(v)
“Global Notes”	2.02(b)(vi)
“Legal Defeasance”	9.02
“Paying Agent”	2.04
“Registrar”	2.04
“Regulation S Global Note”	2.02(b)(i)
“Rule 144A Global Note”	2.02(b)(i)

SECTION 1.03.                                        Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.

All TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04.                                        Rules of Construction.

Unless the context otherwise requires:

(1)     a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)     “or” is not exclusive;

(3)     “including” means including without limitation;

(4)     words in the singular include the plural, and in the plural include the singular;

(5)     words used herein implying any gender shall apply to both genders;

(6)     “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

(7)     unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer; and

(8)     “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE NOTES

SECTION 2.01.                                        Amount of Notes.

Upon receipt of a written order of the Issuer, the Trustee shall authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $150,000,000 and (ii) Additional Notes in an unlimited principal amount.  Such written order of the Issuer shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder.

Upon receipt of a written order of the Issuer, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.  Any Additional Notes and the Exchange Notes shall be part of the same issue as the Initial Notes and shall vote on all matters as one class with the Initial Notes, including, without limitation, waivers, amendments, and redemptions; provided that if the Additional Notes are not fungible with the Initial Notes or Exchange Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.  For the purposes of this Indenture, references to the Notes include Additional Notes and the Exchange Notes, if any.

SECTION 2.02.                                        Form and Dating; Book Entry Provisions.

(a)           The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and forms a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject.  Each Note shall be dated the date of its authentication.

(b)           (i)  The Notes shall be offered and sold by the Issuer pursuant to a Purchase Agreement.  The Notes shall be resold initially only to (A) QIBs in reliance on Rule 144A under the Securities Act and (B) outside the United States to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act.  Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Rule 144A Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”) and Regulation S Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”), in each case with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.  Each Global Note may be represented by more than one certificate, if so required by the Depository’s rules regarding the maximum principal amount to be represented by a single certificate.  Except as set forth in this Section 2.02(b), beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note prior to the expiration of the Restricted Period and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note only upon written certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Regulation S Global Note are owned either by Non-U.S. Persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

(ii)     Prior to the expiration of the Restricted Period, beneficial interests in Regulation S Global Notes may be exchanged for beneficial interests in Rule 144A Global Notes only if (1) such exchange occurs in connection with a transfer of Notes pursuant to Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate in form reasonably satisfactory to the Trustee to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iii)    [Reserved].

(iv)    Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate in form reasonably satisfactory to the Trustee to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

(v)     Exchange Notes exchanged for interests in the Rule 144A Notes and the Regulation S Notes will be issued in the form of a permanent global Note, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Registrar as hereinafter provided, including the appropriate legend set forth in

Section 2.16(e) (the “Exchange Global Note”).  The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Registrar as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The Exchange Global Note may be represented by more than one certificate, if so required by the Depository’s rules regarding the maximum principal amount to be represented by a single certificate.

(vi)    The Rule 144A Global Note, the Regulation S Global Note and the Exchange Global Note are collectively referred to herein as “Global Notes.”  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)           Book-Entry Provisions.  This Section 2.02(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

(i)      The Issuer shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

(ii)     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Depository as the absolute owner of such Global Note, whether or not such Global Note is overdue and despite any notice to the contrary, for any purpose.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)           Definitive Notes.  Except as provided in this Section 2.02 or Section 2.16 or 2.17, owners of beneficial interests in Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)           The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.  If there is any conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

(f)            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.                                        Execution and Authentication.

An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.  Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

Except as set forth herein, the Notes shall be issuable only in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

SECTION 2.04.                                        Registrar and Paying Agent.

The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York or the city in which the Corporate Trust Office of the Trustee is located) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be delivered to the Issuer.  That office or agency will initially be the Corporate Trust Office of the Trustee, which is currently located at 13737 Noel Road, Suite 800, Dallas, Texas 75240.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours.  The Issuer may have one or more additional Paying Agents.  The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or

Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice.  The Issuer or any wholly owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.05.                                        Paying Agent To Hold Money in Trust.

On or prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment.  If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder.  The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.                                        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.07.                                        Transfer and Exchange.

Subject to Sections 2.02(b), 2.16 and 2.17, when Notes are presented to the Registrar with a request from such Holder to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met.  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request.  No service charge shall be made to the Holder for any registration of transfer or exchange.  The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.05 of this Indenture (in which events the Issuer shall be responsible for the payment of such taxes).  The Registrar shall not be required to register, transfer or exchange (a) Notes during the period from the opening of business 15 days before the day a notice of redemption relating to the Notes selected for redemption is sent to the close of business on the day that notice is sent, (b) any such Note so selected for redemption, except for the unredeemed portion of any Note being redeemed in part or (c) any Note between a record date and the next succeeding Interest Payment Date.

Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal or state securities laws.

SECTION 2.08.                                        Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Note has been lost, destroyed or stolen, the Issuer shall issue and the Trustee shall authenticate a replacement Note if such Holder furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met.  If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced.  The Issuer and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements) in replacing such Note.  Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09.                                        Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation and (c) those described in this Section 2.09 as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless each of the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a protected purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the Paying Agent holds in trust, in its capacity as such, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.                                        Treasury Notes.

In determining whether the Holders of the requisite principal amount of the outstanding Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture or the Notes, Notes owned by the Issuer, any Subsidiary or any Affiliate of the Issuer or such Subsidiary shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture or the Notes, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.                                        Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.                                        Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall cancel and destroy such Notes in accordance with its customary procedures.  The Trustee shall upon the request of the Issuer deliver a certificate of such destruction to the Issuer.  The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation, other than in accordance with the express provisions of this Indenture.

SECTION 2.13.                                        Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of such Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date.  The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee.  The Issuer shall promptly mail to each Holder of such Notes a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.  The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.                                        CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly (and in any event within 10 Business Days) notify the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

SECTION 2.15.                                        Deposit of Moneys.

Prior to 11:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be.  Payments in respect of principal of, premium, if any, on and interest, if any, on a Global Note registered in the name of the Depository or its nominee will be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of such Global Note.  If a Holder of a Global Note has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable Interest Payment Date, the Issuer (through the Paying Agent) will make all payments on such Holder’s Global Notes by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on the Global Notes will be made at the office or agency of the Paying Agent for the Global Notes unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.  The Issuer will make all payments of principal, premium, if any, and interest, if any, with respect to Definitive Notes by wire transfer of immediately available funds to the accounts specified at least ten Business Days prior to the applicable interest payment date by the Holders of the Definitive Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.  Under the terms of this Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes.

SECTION 2.16.                                        Special Transfer Provisions.

(a)                                 Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(x)                                 to register the transfer of such Definitive Notes; or

(y)                                 to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)                                  if such Definitive Notes are required to bear a restricted securities legend, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act (and the transferor certifies the same, in writing, to the Registrar), pursuant to Section 2.16(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                               if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C)                               if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act or (y) in reliance upon another exemption from the requirements of the Securities Act:  (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.16(e)(i).

(b)                                 Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)                                     certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled.  If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Notes.

(i)                                     The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note.  The Registrar shall, in accordance with such instructions, instruct the Depository to credit the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)                               Notwithstanding any other provisions of Article Two (other than the provisions set forth in Section 2.17), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)                              In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.17, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.16 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)                                 [Reserved]

(e)                                  Legend.

(i)                                     Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A

QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)                               After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the restricted securities legend as set forth in Exhibit A hereto on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iv)                              Upon the consummation of an Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes, in global form without the restricted securities legend as set forth in Exhibit A hereto,  shall be available to Holders that exchange such Initial Notes in such Exchange Offer.

(f)                                   Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)                                  No Obligation of the Trustee.

(i)                                     None of the Trustee, Registrar or Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.17.                                        Definitive Notes.

(a)                                 A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 90 days of such notice or becoming aware that the Depository is no longer so registered, willing or able to act as a depositary, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes, or (iii) there has occurred and is continuing an Event of Default with respect to the Notes and the Depository requests the issuance of Definitive Notes.

(b)                                 Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct (in accordance with its customary procedures).  Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall bear the applicable restricted securities legend and definitive note legend set forth in Exhibit A hereto unless that legend is not required by law and except as other provided by Section 2.16(e) hereof.

(c)                                  Subject to the provisions of Section 2.17(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)                                 In the event of the occurrence of one of the events specified in Section 2.17(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.  In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such certificated Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such certificated Notes had been issued.

(e)                                  By its acceptance of any Note bearing any legend in Section 2.16(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.16(e) and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.17.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.                                        Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Additional Interest will be payable with respect to the Notes in certain circumstances if the Issuer does not consummate the Exchange Offer (or shelf registration, if applicable) as provided in the Registration Rights Agreement.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                        Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 6 of such Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes.  Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.                                        Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time pursuant to a redemption made pursuant to paragraph 6 of such Notes, and if the Notes are Global Notes held by the Depository, the applicable operational procedures of the Depository for selection of Notes for redemption will apply.  If the Notes are not Global Notes held by the Depository, the Trustee will select Notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.  The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.  The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000.  For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided that such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03.                                        Notice of Redemption.

At least 30 days, but not more than 60 days, before a Redemption Date, the Issuer shall mail by first-class mail, or send electronically, or cause to be mailed or sent, a notice of redemption to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  If the Issuer mails or sends such notice to Holders, it shall mail or send a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1)                            the Redemption Date;

(2)                            the redemption price;

(3)                            if any Note is to be redeemed in part only, the portion of the principal amount of such Note that is to be redeemed and that, after the Redemption Date and upon cancellation of such Note, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of the original Note;

(4)                            the name and address of the Paying Agent;

(5)                            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest;

(6)                            that unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption;

(7)                            that the Notes are being redeemed pursuant to paragraph 6 of the Notes; and

(8)                            the aggregate principal amount of Notes that are being redeemed.

At the Issuer’s written request made at least five Business Days (or such shorter period as is acceptable to the Trustee) prior to the date on which notice is to be given, the Trustee shall give the notice of redemption prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense.  In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04.                                        Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed or sent electronically, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the Redemption Date.  Upon surrender to the Paying Agent, such Notes shall be paid at the applicable redemption price, plus accrued and unpaid interest to, but not including, the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided further that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from and including such Redemption Date to such succeeding Business Day.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

SECTION 3.05.                                        Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or any Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in immediately available funds money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the applicable redemption price of and accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes (or portion thereof) called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the applicable redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to, but not including, the Redemption Date.  If any Note surrendered for redemption shall not be so paid, interest shall be paid, from and including, the Redemption Date until, but not including, the day such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.                                        Notes Redeemed in Part.

Upon cancellation of a Note that is redeemed in part, the Issuer shall execute, and the Trustee shall authenticate, for the Holder thereof a new Note in principal amount equal to the unredeemed portion of the original Note.

SECTION 3.07.                                        Mandatory Redemption.

The Notes will not be subject to, or entitled to the benefits of, a sinking fund or to repurchase by the Issuer at the option of the Holders.  In addition, the Notes will not be convertible into, or exchangeable for, any other securities.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                        Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 11:00 a.m., New York City time, on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.                                        Financial Reports.

(a)                                 So long as the Notes are outstanding the Issuer will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee if the Issuer has filed such reports with the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or successor system) and such reports are publicly available.

(b)                                 For so long as any of the Notes remain outstanding and have not become freely tradeable without restrictions by non-affiliates pursuant to Rule 144 under the Securities Act or exchanged for Notes registered under the Securities Act pursuant to the Registration Rights Agreement, the Issuer will furnish to the Holders of the Notes and prospective investors, upon their request, with a copy to the Trustee, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the same is available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or successor system). The Issuer will make the above information and reports available to securities analysts and prospective investors upon request.

(c)                                  Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.03.                                        Waiver of Stay, Extension or Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.                                        Compliance Certificate; Notice of Default.

(a)                                 The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such period (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b)                                 The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.                                        [Reserved].

SECTION 4.06.                                        [Reserved].

SECTION 4.07.                                        [Reserved].

SECTION 4.08.                                        Limitation upon Disposition of Voting Stock of Certain Subsidiaries.

The Issuer may not sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit any direct or indirect Subsidiary to sell, assign, pledge, transfer or otherwise dispose of, any Voting Stock or any security convertible into or options, warrants or rights to subscribe for or purchase, Voting Stock of a Constituent Bank Subsidiary or any Subsidiary which owns Voting Stock in a Constituent Bank Subsidiary.

This restriction does not apply to sales, assignments, pledges, transfers, dispositions or issuances made by the Issuer or any Subsidiary:

(1)                            acting in a fiduciary capacity for any Person other than the Issuer or any Subsidiary;

(2)                            to the Issuer or any Wholly Owned Subsidiary;

(3)                            if required by law for the qualification of directors;

(4)                            to comply with an order of a court or regulatory authority;

(5)                            in connection with a merger or consolidation of or sale of all or substantially all the assets of a Constituent Bank Subsidiary with, into or to a Wholly Owned Subsidiary or a majority-owned Subsidiary or another Bank, as long as the Issuer owns, directly or indirectly, in the entity surviving that merger or consolidation or that receives such assets, not less than the percentage of Voting Stock the Issuer owned in the Constituent Bank Subsidiary prior to that transaction;

(6)                            if the sale, assignment, pledge, transfer, other disposition or issuance is for fair market value as determined by the Issuer’s Board of Directors, and if after giving effect thereto and any potential dilution therefrom, the Issuer would own, directly or indirectly, not less than 80% of the Voting Stock of that Constituent Bank Subsidiary;

(7)                            if a Constituent Bank Subsidiary sells additional shares of Voting Stock to its stockholders at any price, if, after that sale, the Issuer owns directly or indirectly not less than the percentage of Voting Stock of that Constituent Bank Subsidiary the Issuer owned prior to that sale;

(8)                            if the Issuer or a Subsidiary pledges or creates a lien on the Voting Stock of a Constituent Bank Subsidiary to secure a loan or other extension of credit by a Bank Subsidiary subject to Section 23A of the Federal Reserve Act; or

(9)                            in connection with the consolidation of the Issuer with, or the sale, lease, transfer or conveyance of all or substantially all of the assets of the Issuer to, or the merger of the Issuer with or into any other Person (as to which the covenant described in Section 5.01 of this Indenture shall apply).

SECTION 4.09.                                        [Reserved].

SECTION 4.10.                                        Limitation upon Liens on Capital Stock of Certain Subsidiaries.

Except as provided under Section 4.08 of this Indenture, the Issuer may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon: (1) any shares of capital stock of any Constituent Bank Subsidiary, other than directors’ qualifying shares, or (2) any shares of capital stock of a Subsidiary which owns capital stock of any Constituent Bank Subsidiary.

This restriction does not apply to:

(1)                                 liens for taxes, assessments or other governmental charges or levies (i) which are not yet due or are payable without penalty, (ii) which the Issuer is contesting in good faith by appropriate proceedings so long as the Issuer has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) which secured obligations of less than $1 million; or

(2)                                 the lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 60 days, (ii) is currently being contested in good faith by appropriate proceedings so long as the Issuer has set aside on its books such reserves as shall be required in respect thereof in conformity with applicable generally accepted accounting principles or (iii) involves claims of less than $1 million.

SECTION 4.11.                                        Existence.

Except as provided under Section 5.01 of this Indenture, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the foregoing will not prohibit any transaction permitted under Section 5.01 of this Indenture or obligate the Issuer to preserve any such right or franchise if the Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                        Limitations on Mergers, Consolidations, etc.

The Issuer may consolidate with or merge with or into any other Person, or sell, lease, transfer or convey all or substantially all of its assets to another Person, as long as:

(1)                            the successor Person (if not the Issuer) shall be a Person organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

(2)                            the successor Person (if not the Issuer) expressly assumes, by supplemental indenture, all of the Issuer’s obligations with respect to the Notes and under this Indenture;

(3)                            immediately after giving effect to the transaction, no Default, shall have occurred and be continuing; and

(4)                            the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, lease, transfer or conveyance of the Issuer’s assets complies with this Indenture and that all conditions precedent to such transaction have been complied with.

SECTION 5.02.                                        Successor Person Substituted.

Upon any consolidation or merger or any sale, lease, transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the surviving entity formed by such consolidation or into which the Issuer is merged or the Person to which the sale, lease, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture, the Registration Rights Agreement and the Notes, as applicable, with the same effect as if such surviving entity had been named as the Issuer herein and, except in the case of a lease, the Issuer shall be released from the obligation to pay the principal of and interest on the Notes and all of the Issuer’s other obligations and covenants under the Notes and this Indenture.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.                                        Events of Default.

Each of the following shall be an “Event of Default”:

(1)                            default in the payment of any interest on the Notes when due, which continues for 30 days;

(2)                            default in the payment of any principal of or premium on the Notes when due;

(3)                            default in the performance of any other obligation contained in this Indenture for the benefit of the Holders of the Notes, which continues for 90 days after written notice;

(4)                            the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)                                 makes a general assignment for the benefit of its creditors;

(5)                            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)                                 appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)                                  orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(6)                            the occurrence of an event of default under any of the Issuer’s other indebtedness for borrowed money or the indebtedness for borrowed money of any Constituent Bank Subsidiary, whether such indebtedness now exists or is created or incurred in the future, as a result of which indebtedness for borrowed money of the Issuer or such Constituent Bank Subsidiary in excess of $50.0 million aggregate principal amount shall be or become due and payable prior to the date on which the same would otherwise become due and payable and such acceleration has not been annulled or rescinded within 30 days of notice of such acceleration.

However, a default under clause (3) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default in writing and the Issuer does not cure such default within the applicable time specified in clause (3)  after receipt of such notice.

SECTION 6.02.                                        Acceleration.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately (other than an Event of Default specified in clause (4) or (5) of Section 6.01 with respect to the Issuer, in which case the principal of the Notes, premium, if any, and all unpaid interest thereon shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of the Notes).  Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall be immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture.

The Trustee shall, within ninety (90) days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to this Indenture) with respect to the Notes, give the Holders written notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it, in good faith, determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.03.                                        Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.  Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.04.                                        Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.                                        Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.                                        Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1)                                 has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)                                 has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)                                 has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

SECTION 6.07.                                        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 6.08.                                        Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.                                        Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

SECTION 6.10.                                        Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11.                                        Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD:  to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.12.                                        Undertaking for Costs.

In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                        Duties of Trustee.

(a)                                 If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                            the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)                            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                            this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)                            the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and

(4)                            no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)                                  The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

SECTION 7.02.                                        Rights of Trustee.

Subject to Section 7.01:

(1)                            The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(2)                            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05.  The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)                            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4)                            The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5)                            The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)                            The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (1) or (2) of Section 6.01 or (ii) any Event of Default of which the Trustee shall have received written notification; provided, that the notice references this Indenture and the specific Event of Default.  In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.

(7)                            The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

(8)                            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the investigation.

(9)                            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(10)                     The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.

(11)                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(12)                     Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificate).

(13)                     In no event shall the Trustee be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

SECTION 7.03.                                        Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer, or any Affiliates thereof, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.                                        Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the sale of Notes or any money paid to the Issuer pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee.  The Trustee shall not be responsible for any statement in the Notes, this Indenture or any other document in connection with the sale of the Notes other than its certificate of authentication.

SECTION 7.05.                                        Notice of Defaults.

The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes (which the Trustee is aware of pursuant to Section 7.02(6) hereof), give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is not opposed to the interest of the Holders.

SECTION 7.06.                                        Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after May 15th of any year, commencing May 15, 2015, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1)                            to all Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(2)                            to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed.  The Issuer shall promptly notify the Trustee, and in any event within 10 Business Days, when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.                                        Compensation and Indemnity.

The Issuer shall pay to the Trustee and Agents from time to time reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed to from time to time by the Trustee or Agent, as applicable, and the Issuer.  The Issuer shall reimburse the Trustee and Agents upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by each of them in connection with their duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and any Agent for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties, or otherwise arising, under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether brought by the Issuer, Holders or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs).  The Trustee or Agent shall notify the Issuer in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity.  However, the failure by the Trustee or Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent the Issuer is prejudiced thereby.

Notwithstanding the foregoing, the Issuer need not reimburse the Trustee or any Agent for any expense or indemnify it against any loss or liability incurred by the Trustee or any Agent through its negligence, bad faith or willful misconduct.  To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.  The obligations of the Issuer under this Section 7.07 to compensate and indemnify the Trustee, each predecessor Trustee and each Agent and to pay or reimburse the Trustee, each predecessor Trustee and each Agent for expenses, disbursements and advances shall survive the resignation or removal of the Trustee or such Agent and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee or any Agent incurs expenses or renders services after an Event of Default specified in clause (4) or (5) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08.                                        Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld.  The Issuer may remove the Trustee at its election if:

(1)                            the Trustee fails to comply with Section 7.10;

(2)                            the Trustee is adjudged a bankrupt or an insolvent;

(3)                            a receiver or other public officer takes charge of the Trustee or its property; or

(4)                            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall, subject to the first paragraph of this Section 7.08, promptly appoint a successor Trustee.  If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and out-of-pocket expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor

Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                        Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.                                        Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect.  The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition.  The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

SECTION 7.11.                                        Preferential Collection of Claims Against Issuer.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.                                        Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)                               that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes in trust for the benefit of Holders or the Trustee;

(B)                               that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C)                               that it shall give the Trustee written notice within three (3) Business Days of any failure of the Issuer in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.                                        Without Consent of Holders.

The Issuer and the Trustee may enter into supplemental indentures without the consent of any Holders to:

(1)                            evidence the assumption by another Person of the Issuer’s obligations under this Indenture and the Notes in accordance with Section 5.01 of this Indenture;

(2)                            add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer in this Indenture or the Notes;

(3)                            add any additional Events of Default for the benefit of the Holders;

(4)                            add to or change this Indenture or the Notes to permit or facilitate the issuance of Notes in uncertificated form;

(5)                            add collateral to secure, or provide for the guarantee of, the Notes;

(6)                            evidence the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(7)                            comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)                            cure any ambiguity or correct or supplement any provision of this Indenture or the Notes which may be defective or inconsistent with any other provision of this Indenture or the Notes;

(9)                            conform any provision in this Indenture to the requirements of the Trust Indenture Act;

(10)                     to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(11)                     to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum; or

(12)                     make any change that does not adversely affect the interests of the Holders of the Notes in any material respect.

The Trustee is hereby authorized to join with the Issuer in the execution of any supplemental indenture not prohibited by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02.                                        With Consent of Holders.

Other amendments and modifications of this Indenture and the Notes may be made with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of not less than a majority in aggregate principal amount of outstanding Notes, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of not less than a majority in aggregate principal amount of outstanding Notes; provided that, without the consent of each Holder of outstanding Notes affected, no amendment, modification or waiver may:

(1)                            change the stated maturity of the principal of, or any installment of principal or interest on the Notes;

(2)                            reduce the principal amount of (or premium, if any) or the interest rate on the Notes or the principal amount due upon acceleration of a Note;

(3)                            change the place or currency of payment of principal of (or premium, if any), or the interest on the Notes;

(4)                            impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or with respect to the Notes;

(5)                            reduce the percentage of Holders necessary to modify or amend this Indenture or the Notes; or

(6)                            modify the foregoing requirements or reduce the percentage of outstanding Notes necessary to waive compliance with certain covenants in this Indenture or for waiver of certain Defaults.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not in any way impair or affect the validity of the amendment, supplement or waiver.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case, the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.                                        Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.                                        Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.  Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (6) of Section 8.02.  In that case, the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.                                        Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer, in exchange for the Note, shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.                                        Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is not prohibited by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been complied with.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.                                        Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect (except the obligations referred to in the last paragraph of this Section 9.01) as to all outstanding Notes, when:

(1)                            either:

(a)                                 all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation, or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name and at the Issuer’s expense, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amount as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding, the date of deposit (in the case of Notes that have become due and payable), the maturity date or the Redemption Date, as the case may be;

(2)                            the Issuer has paid all other sums payable by it under this Indenture and the Notes;

(3)                            the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited cash and/or U.S. Government Obligations toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and

(4)                            the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s obligations terminated pursuant to this Section 9.01.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 2.07 shall survive until all Notes have been cancelled and the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02.                                        Legal Defeasance.

The Issuer may at any time elect, by Board Resolution of the Board of Directors of the Issuer, to terminate all of its obligations under the Notes and this Indenture on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, (b) the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.11, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligation in connection therewith and (d) this Article Nine.

If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of any Event of Default.

Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes even if the Issuer previously had exercised its option under Section 9.03 with respect to the Notes.

SECTION 9.03.                                        Covenant Defeasance.

The Issuer may at any time elect, pursuant to a Board Resolution of the Board of Directors of the Issuer, to terminate (x) its obligations under Sections 4.02(b), 4.08, 4.10 and 4.11 and Section 5.01 and (y) the operation of Sections 6.01(4) and 6.01(5), in each case, with respect to Significant Subsidiaries, and Section 6.01(6), on and after the date the conditions set forth in

Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, and payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(4) (with respect only to Significant Subsidiaries), 6.01(5) (with respect only to Significant Subsidiaries) or 6.01(6), but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.                                        Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or 9.03 to the outstanding Notes:

(1)                            the Issuer must irrevocably deposit in trust with the Trustee, solely for the benefit of the Holders of the Notes, U.S. dollars, U.S. Government Obligations or a combination thereof sufficient  (without consideration of any reinvestment of interest) to pay the principal of, premium, if any, and interest on the Notes when due at maturity or redemption, as the case may be;

(2)                            the Issuer shall have delivered to the Trustee of an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of Legal Defeasance only, such Opinion of Counsel must refer to and be based upon a ruling received by the Issuer from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable U.S. federal income tax law);

(3)                            with respect to U.S. Government Obligations or a combination of cash and U.S. Government Obligations, the Issuer shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be;

(4)                            no Default specified in Section 6.01(4) or (5) with respect to the Issuer shall have occurred and be continuing on the date of such deposit; and

(5)                            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph, have been complied with.

SECTION 9.05.                                        Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge, which by law, is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.                                        Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations terminated pursuant to Section 9.01, 9.02 or 9.03, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as applicable; provided that if the Issuer has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, then the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.                                        Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 or 9.04, as applicable, to the Issuer, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.                                        Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer, or if such moneys are then held by the Issuer in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer.  After payment to the Issuer or the release of any money held in trust by the Issuer, as the case may be, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

[RESERVED]

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.                                 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.                                 Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer:

HILLTOP HOLDINGS INC.

200 Crescent Court, Suite 1330

Dallas, Texas 75201

Attention:  Corey Prestidge

Fax Number:  (214) 580-5722

If to the Trustee:

U.S. BANK NATIONAL ASSOCIATION

13737 Noel Road, Suite 800

Dallas, Texas 75240

Attention:  Brad Hounsel

Fax Number:  (972) 581-1660

with a copy to:

Bracewell & Giuliani LLP

71 Louisiana Street

Suite 2300

Houston, Texas 77002-2770

Attention:  Troy L. Harder

Fax Number:  (713) 437-5349

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuer or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid (or sent electronically), at the Holder’s address shown on the register kept by the Registrar and shall be sufficiently given if so given within the time prescribed in this Indenture.

Failure to mail (or send electronically) a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is mailed (or sent electronically) in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.                                 Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.                                 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)                            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.                                 Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate required by Sections 3.01 or 4.04) shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture and shall include:

(1)                            a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                            a statement that, in the opinion of such Person, it or he or she has made such examination or investigation as is necessary to enable it or him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                            a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials, and provided further that an Opinion of Counsel may have customary qualifications for opinions of the type required.

SECTION 11.06.                                 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders.  The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.                                 Business Days.

If any Interest Payment Date or the maturity or Redemption Date of the Notes is not a Business Day, the related payment of principal or interest on the Notes will be made on the next Business Day. In that case, no interest will accrue on the amount payable for the period from and including the applicable Interest Payment Date or the maturity or Redemption Date, as the case may be, to the applicable payment date.

SECTION 11.08.                                 Governing Law.

This Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.09.                                 Waiver of Jury Trial.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10.                                 Force Majeure.

In no event shall the Trustee, Paying Agent or Registrar be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 11.11.                                 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan agreement, security agreement or debt agreement of the Issuer or any Subsidiary.  No such indenture, loan agreement, security agreement or debt agreement may be used to interpret this Indenture.

SECTION 11.12.                                 No Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor Person thereof or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer, or any successor Person thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any successor Person thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against, every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.  It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.13.                                 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.14.                                 Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.15.                                 Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16.                                  Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.17.                                  USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

HILLTOP HOLDINGS INC.

By:	/s/ Jeremy B. Ford
Name: Jeremy B. Ford
Title: President and Chief Executive Officer

[Signature Page – Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Brad Hounsel
Name: Brad Hounsel
Title: Vice President

[Signature Page – Indenture]

EXHIBIT A

[FORM OF FACE OF GLOBAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes Offered
Otherwise than in Reliance on Regulation S]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE ‘‘RESALE

RESTRICTION TERMINATION DATE’’) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

FORM OF GLOBAL INITIAL NOTE

CUSIP
ISIN

HILLTOP HOLDINGS INC.

No.	$

5.00% SENIOR NOTE DUE 2025

HILLTOP HOLDINGS INC., a Maryland corporation (the “Issuer”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $150,000,000 dollars on April 15, 2025.

Interest Payment Dates:  April 15 and October 15.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

HILLTOP HOLDINGS INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 5.00% Senior Notes due 2025 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

[FORM OF REVERSE OF GLOBAL INITIAL NOTE]

HILLTOP HOLDINGS INC.

5.00% SENIOR NOTE DUE 2025

1.                                      Interest.

HILLTOP HOLDINGS INC., a Maryland corporation (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest (including Additional Interest, if any) on the principal amount set forth on the face hereof at a rate of 5.00% per annum.  Interest hereon shall accrue from and including April 9, 2015 or the most recent date to which interest has been paid or provided for, to but excluding the date on which interest is paid.  Interest shall be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2015.  Interest (including Additional Interest) shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 5.00% per annum.

In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transfer Restricted Notes (as defined in the Indenture (as defined below)) shall have all rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest pursuant to the Registration Rights Agreement in certain circumstances.  If applicable, Additional Interest payable pursuant to the Registration Rights Agreement shall be paid to the same Persons, in the same manner and at the same times as regular interest.

2.                                      Method of Payment.  The Issuer shall pay interest hereon (except defaulted interest) and Additional Interest, if any, to the Persons in whose names the Notes are registered at the close of business on the preceding April 1 and October 1, respectively (whether or not a Business Day).  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuer (through the Paying Agent) shall pay principal, premium and interest (including Additional Interest, if any) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  If the Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable Interest Payment Date, the Issuer shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.                                      Paying Agent and Registrar.  Initially, U.S. Bank National Association (the “Trustee”), shall act as the Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice.  The Issuer or any wholly owned Subsidiary may act as Paying Agent or Registrar.

4.                                      Indenture.  The Issuer issued the Notes under an Indenture dated as of April 9, 2015 (the “Indenture”) by and between the Issuer and the Trustee.  This is one of an issue of

Notes of the Issuer issued, or to be issued, under the Indenture. The Notes include (i) $150,000,000 aggregate principal amount of the Issuer’s 5.00% Senior Notes due 2025 (the “Initial Notes”), (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to April 9, 2015 (the “Additional Notes”) and (iii) if and when issued, the Issuer’s 5.00% Senior Notes due 2025 that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Notes”). The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them.  Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.                                      Mandatory Redemption.  The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

6.                                      Optional Redemption.

The Issuer may redeem the Notes, in whole at any time or in part from time to time, on or after January 15, 2025 (three months prior to the maturity date of the Notes), at the Issuer’s election at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and this Indenture.

7.                                      Notice of Redemption.  At least 30 days, but not more than 60 days, before a Redemption Date, the Issuer shall mail by first-class mail, or send electronically, or cause to be mailed or sent, a notice of redemption to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8.                                      [Reserved].

9.                                      Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.05 of the Indenture (in which events the Issuer shall be responsible for the payment of such taxes).  The Registrar shall not be required to register, transfer or exchange (a) Notes during the period from the opening of business 15 days before the day a notice of redemption relating to the Notes selected for redemption is sent to the close of business on the day that notice is sent, (b) any such Note so selected for redemption, except for the unredeemed portion of any Note being redeemed in part or (c) any Note between a record date and the next succeeding Interest Payment Date.

10.                               Persons Deemed Owners.  Under the terms of the Indenture, the Issuer and the Trustee will treat the Person in whose names this Note is registered as the owner of this Note for the purpose of receiving payments and for all other purposes.

11.                               Moneys Held by Trustee.  Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer in trust for the payment of the principal of, or premium, if any, or interest on this Note that are not applied but remain unclaimed by the Holder of this Note for two years after the date upon which the principal of, or premium, if any, or interest on this Note shall have respectively become due and payable shall be repaid to the Issuer, or if such moneys are then held by the Issuer in trust, such moneys shall be released from such trust; and the Holder of this Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer.  After payment to the Issuer or the release of any money held in trust by the Issuer, as the case may be, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

12.                               Amendment, Supplement, Waiver, Etc.  The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes as set forth in the Indenture.  Other amendments and modifications of the Indenture and the Notes may be made with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of not less than a majority in aggregate principal amount of outstanding Notes, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of not less than a majority in aggregate principal amount of outstanding Notes, subject to certain exceptions requiring the consent of each Holder of outstanding Notes affected.

13.                               [Reserved]

14.                               Defaults.  Events of Default are set forth in the Indenture.

15.                               Trustee Dealings with Issuer.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer, or any Affiliates thereof, with the same rights it would have if it were not Trustee.

16.                               Discharge.  Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations pursuant to the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amount as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding, the date of deposit (in the case of Notes that have become due and payable), the maturity date or the Redemption Date, as the case may be.

17.                               [Reserved].

18.                               Authentication.  This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

19.                               Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

20.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (=  tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.                               CUSIP/ISIN Numbers.  The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement.  Requests may be made to:

HILLTOP HOLDINGS INC.
200 Crescent Court, Suite 1330

Dallas, Texas 75201
Attention:  General Counsel

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period from the issue date until the date that is one year (in the case of Rule 144A Notes) or 40 days (in the case of Regulation S Notes) after the later of the issue date and the last date that the Issuer or any of its affiliates was the owner of the Notes or any predecessor of the Notes, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Issuer; or

(2)                                ☐                                     under a registration statement that has been declared effective under the Securities Act of 1933; or

(3)                                ☐                                     for so long as the notes are eligible for resale under Rule 144A, to a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)                                ☐                                     through offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)                                ☐                                     under any other available exemption from the registration requirements of the Securities Act of 1933;

subject in each of the above cases to any requirement of law that the disposition of the undersigned’s property or the property of an investor account or accounts be at all times within the undersigned’s or account’s control.  Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

FORM OF TRANSFEREE LETTER OF REPRESENTATION

Hilltop Holdings Inc.
200 Crescent Court, Suite 1330
Dallas, Texas 75201

Attention:  Corey Prestidge

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240

Attention:  Brad Hounsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $150,000,000 principal amount of the 5.00% Senior Notes due 2025 (the “Notes”) of Hilltop Holdings Inc., a Maryland corporation (the “Issuer”), all as described in the confidential offering memorandum relating to the offering.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                      We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any investor account for which we are purchasing Notes, to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination

Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”) to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date.

(Name of Transferee)

By:
Name:
Title:

Address:

Date:

EXHIBIT B

[FORM OF FACE OF GLOBAL EXCHANGE NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

FORM OF GLOBAL EXCHANGE NOTE

CUSIP
ISIN

HILLTOP HOLDINGS INC.

No.	$

5.00% SENIOR NOTE DUE 2025

HILLTOP HOLDINGS INC., a Maryland corporation (the “Issuer”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $150,000,000 dollars on April 15, 2025.

Interest Payment Dates:  April 15 and October 15.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

HILLTOP HOLDINGS INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 5.00% Senior Notes due 2025 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

[FORM OF REVERSE OF GLOBAL EXCHANGE NOTE]

HILLTOP HOLDINGS INC.

5.00% SENIOR NOTE DUE 2025

1.                                      Interest. HILLTOP HOLDINGS INC., a Maryland corporation (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 5.00% per annum.  Interest hereon shall accrue from and including the most recent date to which interest has been paid or provided for, to but excluding the date on which interest is paid.  Interest shall be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2015.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 5.00% per annum.

2.                                      Method of Payment.  The Issuer shall pay interest hereon (except defaulted interest) to the Persons in whose names the Notes are registered at the close of business on the preceding April 1 and October 1, respectively (whether or not a Business Day).  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuer (through the Paying Agent) shall pay principal, premium and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  If the Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable Interest Payment Date, the Issuer shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.                                      Paying Agent and Registrar.  Initially, U.S. Bank National Association (the “Trustee”), shall act as the Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice.  The Issuer or any wholly owned Subsidiary may act as Paying Agent or Registrar.

4.                                      Indenture.  The Issuer issued the Notes under an Indenture dated as of April 9, 2015 (the “Indenture”) by and between the Issuer and the Trustee.  This is one of the Exchange Notes referred to in the Indenture.  The Notes include (i) $150,000,000 aggregate principal amount of the Issuer’s 5.00% Senior Notes due 2025 (the “Initial Notes”) and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to April 9, 2015 (the “Additional Notes”).  The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them.  Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.                                      Mandatory Redemption.  The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

6.                                      Optional Redemption.

The Issuer may redeem the Notes, in whole at any time or in part from time to time, on or after January 15, 2025 (three months prior to the maturity date of the Notes), at the Issuer’s election at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and this Indenture.

7.                                      Notice of Redemption.  At least 30 days, but not more than 60 days, before a Redemption Date, the Issuer shall mail by first-class mail, or send electronically, or cause to be mailed or sent, a notice of redemption to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8.                                      [Reserved].

9.                                      Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.05 of the Indenture (in which events the Issuer shall be responsible for the payment of such taxes).  The Registrar shall not be required to register, transfer or exchange (a) Notes during the period from the opening of business 15 days before the day a notice of redemption relating to the Notes selected for redemption is sent to the close of business on the day that notice is sent, (b) any such Note so selected for redemption, except for the unredeemed portion of any Note being redeemed in part or (c) any Note between a record date and the next succeeding Interest Payment Date.

10.                               Persons Deemed Owners.  Under the terms of the Indenture, the Issuer and the Trustee will treat the Person in whose names this Note is registered as the owner of this Note for the purpose of receiving payments and for all other purposes.

11.                               Moneys Held by Trustee.  Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer in trust for the payment of the principal of, or premium, if any, or interest on this Note that are not applied but remain unclaimed by the Holder of this Note for two years after the date upon which the principal of, or premium, if any, or interest on this Note shall have respectively become due and payable shall be repaid to the Issuer, or if such moneys are then held by the Issuer in trust, such moneys shall be released from such trust; and the Holder of this Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer.  After payment to the Issuer or the release of any money held in trust by the Issuer, as the case may be, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

12.                               Amendment, Supplement, Waiver, Etc.  The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes as set forth in the Indenture.  Other amendments and modifications of the Indenture and the Notes may be made with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of not less than a majority in aggregate principal amount of outstanding Notes, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of not less than a majority in aggregate principal amount of outstanding Notes, subject to certain exceptions requiring the consent of each Holder of outstanding Notes affected.

13.                               [Reserved]

14.                               Defaults.  Events of Default are set forth in the Indenture.

15.                               Trustee Dealings with Issuer.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer, or any Affiliates thereof, with the same rights it would have if it were not Trustee.

16.                               Discharge.  Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations pursuant to the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amount as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding, the date of deposit (in the case of Notes that have become due and payable), the maturity date or the Redemption Date, as the case may be.

17.                               [Reserved].

18.                               Authentication.  This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

19.                               Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

20.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (=  tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.                               CUSIP/ISIN Numbers.  The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

HILLTOP HOLDINGS INC.

200 Crescent Court, Suite 1330
Dallas, Texas 75201

Attention:  General Counsel

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name
appears on the other side of
this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian